Exhibit 1.1

8,300,000 Shares
HALOZYME THERAPEUTICS, INC.
Common Stock ($0.001 par value)
UNDERWRITING AGREEMENT

September 8, 2010

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to sell 8,300,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company proposes to grant to Barclays Capital Inc., as sole underwriter (the “Underwriter”), an option to purchase up to 1,245,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement (this “Agreement”) concerning the purchase of the Stock from the Company by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as Underwriter. As used in this Agreement:

(i) “Applicable Time” means 5:00 p.m. (New York City time) on September 8, 2010;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the Annual Report of the Company on Form 10-K for the most recent fiscal year filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations any Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) Each of the Company and its subsidiaries (as defined in Section 16) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except, in each case, where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (x) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year and (y) such entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 405). Except for Halozyme, Inc., none of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405).

(k) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued             shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except as set forth in the most recent Preliminary Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(n) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA), except in the case of clauses (i) and (iii) to the extent such conflict, breach, violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act, the notification of the NASDAQ Global Market concerning the listing of the Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriter.

(p) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q) Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock (except for exercises of outstanding stock options or warrants) or long-term debt of the Company and its subsidiaries, considered as one entity, or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, stockholders’ equity, property, management or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Since the date as of which information is given in the most recent Preliminary Prospectus and except as described in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, indirect, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(s) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods indicated (subject to year-end audit adjustments in the case of unaudited interim financial statements), except as otherwise stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Preliminary Prospectus. The financial data set forth in the Preliminary Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Preliminary Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus.

(t) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(u) The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2009, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting except as disclosed in the Registration Statement and the Preliminary Prospectus.

(v) Any statistical, demographic and market-related data included in the Registration Statement and the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(w) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x) Except as disclosed in the Preliminary Prospectus, there are no legal or governmental proceedings (including any proceeding before the FDA or comparable federal, state, local or foreign governmental bodies) pending, or to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries, (ii)  which, to the Company’s knowledge, have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge, there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and (C) any such action, suit or proceeding is or would be material in the context of the sale of Stock.

(y) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(z) No material labor disturbance by the employees of the Company or its subsidiaries, or, to the knowledge of the Company’s officers, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent. Neither the Company nor its subsidiaries is aware that any key employee of the Company or its subsidiaries or significant group of employees of the Company or its subsidiaries plans to terminate employment with the Company or its subsidiaries.

(aa) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are, to the Company’s knowledge, in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification.

(bb) The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(t) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(cc) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business (including, without limitation, those administered by the FDA or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA), except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ee) The Company and each of its subsidiaries have such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus (including certificates, authorizations or permits required by the FDA or comparable federal, state, local or foreign governmental bodies), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(ff) To the Company’s knowledge, the Company and its subsidiaries own or possess the right to use all foreign and domestic patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) used in carrying on their respective businesses as currently conducted and as such businesses are described in the Applicable Prospectus, and the Company has not received any written notice of any claim to the contrary or any written challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing except for those claims and/or challenges that would not reasonably be expected to have a Material Adverse Effect. The Intellectual Property licenses described in the Registration Statement and the Preliminary Prospectus are valid, binding upon, and enforceable by or against the Company and to the Company’s knowledge the other parties thereto in accordance to their terms except as would not reasonably be expected to have a Material Adverse Effect and subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company and each of its subsidiaries has complied in all material respects with, and is not in material breach of nor, except as disclosed in the Preliminary Prospectus, has the Company received any written asserted or written threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any material breach or anticipated material breach by any other person to any Intellectual Property license. The Company’s and each of its subsidiaries’ businesses as now conducted do not, to the Company’s knowledge, infringe any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property right of any person. The Company has not received any written notice of any claims that have been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right of any person except as disclosed in the Registration Statement and the Prospectus. The Company and each of its subsidiaries has taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property owned by the Company or its subsidiaries, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the material loss or impairment of or payment of any material additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each of its subsidiaries has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any of its subsidiaries in the conduct of the Company’s and its subsidiaries businesses except as would not reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any claims that have been asserted or threatened against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s or any of its subsidiaries’ businesses. The Company and each of its subsidiaries take reasonable measures to ensure that such personal information is protected against unauthorized access, use, or other misuse.

(gg) The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, the rules and regulations of the FDA or comparable federal, state, local or foreign governmental bodies, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

(hh) The studies, tests and preclinical or clinical trials conducted by or at the direction of or sponsored by the Company that are described in the Registration Statement and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with all statutes, laws, rules, regulations, experimental protocols, procedures and controls (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement and the Prospectus are accurate in all material respects; and the Company and its subsidiaries have no knowledge of other studies and tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Preliminary Prospectus. The Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority mandating the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of or sponsored by the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

(ii) Each of the Company and its subsidiaries has established and administers a compliance program (including a written compliance policy) applicable to the Company and its subsidiaries, to assist the Company, its subsidiaries and their directors, officers and employees in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).

(jj) Each of the Company and its subsidiaries (1) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (3) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk) In the ordinary course of its business, the Company and its subsidiaries periodically review the effects of Environmental Laws on the business, operations and properties of each of the Company and its subsidiaries in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Preliminary Prospectus.

(ll) All minute books of the Company and its subsidiaries existing since January 1, 2008, including all existing records of all meetings and actions of the board of directors (including Audit, Compensation, Nominating and Governance and other board committees) and stockholders of the Company from January 1, 2008 through the date of the latest meeting and action (collectively, “Corporate Records”) have been made available or otherwise described to the Underwriter and counsel for the Underwriter. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company and its subsidiaries that are not properly approved or recorded in the Corporate Records.

(mm) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 5(a)(vi).

(qq) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(rr) There are no affiliations with The Financial Industry Regulatory Authority Inc. (“FINRA”) among the Company’s officers or, to the knowledge of the Company, any director or five percent or greater stockholder of the Company, except as set forth in the Preliminary Prospectus or otherwise disclosed in writing to the Underwriter.

(ss) The Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market under the symbol “HALO,” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable corporate governance requirements set forth in the NASDAQ Global Marketplace Rules that are currently in effect. No approval of the stockholders of the Company under the rules and regulations of the NASDAQ Global Market is required for the Company to issue and deliver the Stock to the Underwriter.

(tt) The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(t) above (or elsewhere in the Preliminary Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(uu) Each of the Company and its subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(vv) The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ww) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, as the case may be, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Except for the commissions payable to the Underwriter as described in the Pricing Disclosure Package, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations (and to the extent deemed necessary by counsel to the Company, certificates of officers of the Company and its subsidiaries) and hereby consents to such reliance.

2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,300,000 shares of the Firm Stock to the Underwriter, and the Underwriter agrees to purchase the shares of the Firm Stock.

In addition, the Company grants to the Underwriter an option to purchase up to 1,245,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriter sells more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 4 hereof.

The price of both the Firm Stock and any Option Stock purchased by the Underwriter shall be $7.25 per share.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3. Offering of Stock by the Underwriter. The Underwriter proposes to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Stock.

Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Underwriter against payment by the Underwriter and of aggregate purchase price of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter. The Company shall deliver the Firm Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

The option granted in Section 2 will expire at 5:00 p.m., New York City time, 30 days after the date of this Agreement and may be exercised in whole or from time to time (but not more than twice) in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Underwriter against payment by the Underwriter and of the aggregate purchase price of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter. The Company shall deliver the Option Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

5. Further Agreements of the Company and the Underwriter. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (in each case, excluding exhibits); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such time to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission in connection with the offering or sale of the Stock;

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (such consent not to be unreasonably delayed or withheld);

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date consistent with the Company’s existing periodic reporting requirements and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(ix) To file, on a timely basis, with the Commission and the NASDAQ Global Market all reports and documents required to be filed under the Exchange Act;

(x) To cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Stock. As used herein, the term “electronic Prospectus” means a form of Pricing Disclosure Package, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by Underwriter to offerees and purchasers of the Stock; (ii) it shall disclose the same information as the paper Pricing Disclosure Package, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Pricing Disclosure Package at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Pricing Disclosure Package.

(xi) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as Underwriter may reasonably request and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xii) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock Up Period”), not to, directly or indirectly, (1) offer for sale, sell (including, without limitation, any short sale), pledge, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than: (A) the Stock, (B) shares of Common Stock issued upon the settlement, vesting or exercise of options, warrants or rights outstanding on the date hereof, (C) shares of Common Stock or rights to purchase Common Stock issued pursuant to the Company’s equity incentive plans, provided that such options or other equity based awards do not vest or otherwise become exercisable during the Lock Up Period except pursuant to vesting or exercisability acceleration provisions provided under such plans, the agreements thereunder or otherwise under Company severance plans and arrangements existing on the date hereof), (D) issuances of equity securities to strategic partners in transactions approved by the Company’s Board of Directors or (E) warrants issued to lessors or lenders) or (2) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and to cause each officer, director and stockholder of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock Up Agreements”); and

(xiii) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

(b) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related reasonable and documented fees and expenses of counsel to the Underwriter); (f) the listing of the Stock on The NASDAQ Global Market and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriter); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related reasonable and documented fees and expenses of Canadian counsel to the Underwriter); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and, with the Company’s prior written consent, the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7. Conditions of Underwriter’ Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Proskauer Rose LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) DLA Piper LLP (US) shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, addressing the matters set forth on Exhibit B attached hereto.

(e) The Underwriter shall have received from Proskauer Rose LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriter in connection with registered public offerings.

(g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

(i) the representations and warranties of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that would require the filing of a supplement or an amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus disclosing such event therein;

(i) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, except as described in the most recent Preliminary Prospectus, (A) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (B) there has not been any change in the outstanding capital stock (other than shares of Common Stock issued upon the settlement, vesting or exercise of options, warrants or rights outstanding on the date hereof, or the issuance of shares of Common Stock or rights to purchase Common Stock issued pursuant to the Company’s equity incentive plans existing on the date hereof) or long-term debt of the Company and its subsidiaries, considered as one entity, or (C) any material adverse change, or any change, in the condition financial or otherwise, or in the earnings, business, operations, stockholders’ equity, property, management or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in each case, as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The NASDAQ Global Market shall have approved the Stock for listing, subject only to official notice of issuance.

(m) The Lock-Up Agreements between the Underwriter and the officers, directors and stockholders of the Company set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company specifically for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under with they were made) not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee, agent or controlling person of the Underwriter.

(b) The Underwriter shall indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein (except in the case of the Registration Statement, in light of the circumstances under with they were made) or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e)). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee, agent or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the             shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures, the paragraphs relating to stabilization by the Underwriter and “Selling Restrictions” appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

10. Reimbursement of Underwriter’s Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement to be performed on its part hereunder, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason, or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

11. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, with a copy (which shall not constitute notice to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention: Stuart Bressman, Esq. (Fax: 212-969-2900); and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Legal Department (Fax: 858-704-8311), with a copy (which shall not constitute notice) to DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California 92121, Attention: Douglas J. Rein, Esq. (Fax: 858-677-1477).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HALOZYME THERAPEUTICS, INC.

		By:	/s/ Jonathan Lim

Name: Jonathan Lim Title: Chief Executive Officer
Accepted:
Barclays Capital Inc.
By:	/s/ Victoria Hale

Authorized Representative

SCHEDULE 1
PERSONS DELIVERING LOCK-UP AGREEMENTS

Robert L. Engler
Kathryn E. Falberg
Gregory I. Frost
Kurt A. Gustafson
Kenneth J. Kelley
Randal J. Kirk
Jonathan A. Leff
Jonathan E. Lim
Robert L. Little
Connie L. Matsui
John S. Patton
William J. Fallon

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

RE: Halozyme Therapeutics, Inc. (the “Company”)
Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.001 per share, of the Company (“Shares”). The Company proposes to carry out a public offering (the “Offering”) of Shares for which Barclays Capital Inc. will act as the underwriter (“Barclays Capital Inc.” or the “Underwriter”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Barclays Capital Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-up Period”); provided, that (i) the foregoing restrictions shall not apply to (i) the transfer of any or all of the Shares owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; (ii) any transfers of securities pursuant to the “net” or “cashless” exercise of outstanding options to purchase Common Stock in accordance with their terms; or (iii) any transfers of securities to the Company to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements; provided, however, that in the case of clause (i), it shall be a condition to such transfer that the transferee executes and delivers to Barclays Capital Inc. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by Barclays Capital Inc. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

It is understood that, if (i) the Company notifies Barclays Capital Inc. that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares in the Offering, or (iv) the Offering shall not have been completed by October 20, 2010, then this agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this agreement.

Printed Name of Holder

By:

Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

EXHIBIT B

FORM OF OPINION OF ISSUER’S COUNSEL

Opinion of counsel for the Company to be delivered pursuant to Section 7(d) of the Underwriting Agreement.

(1)	The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in the State of California. To the knowledge of counsel for the Company, the Company is not required to qualify as a foreign corporation in any state other than California.

(2)	The Subsidiary is a corporation, validly existing and in good standing under the laws of the State of California. To the knowledge of counsel for the Company, the Subsidiary is not required to qualify as a foreign corporation in any state. The Subsidiary has the corporate power to own its properties and engage in its business as described in the Registration Statement, the Base Prospectus, and the Prospectus Supplements.

(3)	The Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(4)	The execution and delivery of the Underwriting Agreement by the Company, and the consummation by the Company of the transactions thereunder to be consummated on the date hereof, do not violate any judgment, decree or order of any court or any other agency of government known to us that is applicable to the Company or its property. The execution and delivery of the Underwriting Agreement by the Company, and the consummation by the Company of the transactions thereunder to be consummated on the date hereof, do not cause a material default by the Company under any agreement included as an exhibit to the Registration Statement or as an exhibit to any registration statement or report filed by the Company with the Commission that is incorporated by reference into the Registration Statement.

(5)	To the knowledge of counsel for the Company, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for such purpose have been instituted or are pending or threatened by the Commission.

(6)	No approval, authorization or other action by or filing with any governmental authority of the United States of America or the State of California is required in connection with the execution and delivery by the Company of the Underwriting Agreement or the consummation by the Company of the transactions thereunder to be consummated on the date hereof, except for such as have been duly obtained or made.

(7)	To the knowledge of counsel for the Company, there is no action, suit or proceeding that is pending or threatened in writing against the Company or the Subsidiary in any court or before any governmental authority, arbitration board or tribunal that seeks to question, delay or prevent the consummation of the transactions contemplated by the Underwriting Agreement.

(8)	Each of the Registration Statement (including the Base Prospectus) as of its effective date and the Prospectus Supplements, as of their respective dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and the regulations of the Commission thereunder. Each of the documents incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplements, when they became effective or were filed with the Commission, as applicable, complied as to form in all material respects with the requirements of the Securities Act and the rules and the regulations of the Commission thereunder.

(9)	The Company is not, and will not be after the giving effect to the offering of the Shares and the application of the proceeds thereof as described in the Base Prospectus and the Prospectus Supplements, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(10)	To the knowledge of counsel for the Company, there are no rights to subscribe for or purchase, nor any restriction on the voting or transfer of, the Shares pursuant to any agreement or other instrument.

(11)	To the knowledge of counsel for the Company, all of the outstanding shares of capital stock of the Subsidiary are owned of record directly by the Company.

(12)	In addition, counsel for the Company has participated in conferences with certain officers and other representatives of the Company and counsel for the Underwriter, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. Although counsel for the Company does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, no facts have come to its attention that have caused counsel for the Company to believe that (i) as of its effective date, the Registration Statement or any amendment thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which in each case we express no belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) as of its issue date or as of the date hereof, the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.